Exhibit 99.1

FOR IMMEDIATE RELEASE: March 12, 2006

Capital One to Acquire North Fork

For $14.6 Billion in Stock and Cash

Transaction will place Capital One among the top-10 banks in U.S.

Combined company will be third-largest retail depository institution in New York region,

nation’s largest deposit market

McLean, Va. and Melville, NY. (March 12, 2006) - Capital One Financial Corporation (NYSE: COF) and North Fork Bancorporation, Inc (NYSE: NFB) today announced a definitive agreement under which Capital One will acquire North Fork in a stock and cash transaction valued at approximately $14.6 billion. The combined company will be one of the 10 largest banks in the United States, based on deposits and managed loans, and the third-largest retail depository institution in the New York region, the nation’s largest deposit market.

Under the agreement, North Fork shareholders will receive cash or stock valued as of Friday, March 10, 2006 at $31.18 per North Fork share, which represents a 22.8 percent premium over the closing price of North Fork shares.

Capital One expects minimal disruption for North Fork’s employees, customers, and communities since the companies have no geographically overlapping banking operations.

“North Fork is a great strategic fit with Capital One and brings balance and diversification to our company,” said Richard D. Fairbank, Chairman and Chief Executive Officer of Capital One. “We’re continuing to combine the power of national lending and local banking. North Fork provides us with a proven franchise and a strong growth platform in the largest banking market in America. Our highest priority will be the successful integration of North Fork and the continued growth of our banking businesses in New York, New Jersey, Connecticut, Louisiana, and Texas.”

Capital One, a financial holding company, is one of the nation’s leading diversified financial services companies and through its subsidiary, Hibernia National Bank, operates more than 300 branches in Louisiana and Texas. North Fork, a bank holding company with operations in the greater New York region, provides a full range of financial products and services to its retail and commercial customers, including deposit products and consumer, business and mortgage loans, along with other services. With approximately $36.6 billion in deposits, as of December 31, 2005, and 355 branch locations throughout New York, New Jersey and Connecticut, North Fork is the third-largest depository institution in the greater New York region.

The combined company will have deposits of more than $84 billion, a managed loan portfolio of more than $143 billion, more than 50 million customer accounts, and 655 branches.

Fairbank said, “Small business is at the intersection of national lending and local banking. Capital One is already one of the nation’s leaders in small business lending, and North Fork has a strong and growing small business franchise. With this transaction, we can accelerate growth in this attractive and profitable market and bring a full spectrum of banking services to small business customers through multiple channels.”

The transaction is expected to close in the fourth quarter of 2006. North Fork Chairman, President and Chief Executive Officer, John A. Kanas will become the President of Capital One’s banking business, reporting directly to Capital One’s Chairman and Chief Executive Officer, Richard D. Fairbank, and will join Capital One’s Board of Directors. Herb Boydstun, President of Capital One’s existing banking subsidiary, will report to Kanas and will continue to lead Capital One’s banking business in Louisiana and Texas.

“I am especially pleased to welcome John Kanas, his outstanding management team, and North Fork’s talented employees to Capital One. Under John’s leadership over the last 35 years, North Fork has become one of America’s premier banks. John’s business acumen and operational excellence are legendary in banking. He will be a welcome addition to our senior management team and our Board. North Fork is known for its commitment to its customers, employees and communities and, working with John and his team, we expect to build on this legacy.”

Fairbank added, “We remain committed to our banking strategy in Louisiana and Texas. Our integration of Hibernia continues to progress smoothly. We have a leading position in Louisiana and we’re accelerating Hibernia’s successful de novo growth strategy in the fastest growing markets in Texas. Under Herb’s leadership, we’ll continue to focus on building a winning banking business in those markets.”

Kanas said, “I share Rich’s vision for bringing together the best of Capital One and North Fork. Capital One already has over three million customer accounts in our footprint. Together, we can create great value for our shareholders and customers by combining Capital One’s financial strength, national brand, massive customer base, leading financial products and marketing capabilities, with our strong business-oriented banking franchise. I’m incredibly proud of everything that we created as an independent company and I am committed to building the next generation of North Fork as part of Capital One.”

Under the terms of the definitive agreement, which has been approved by both companies’ boards of directors, North Fork shareholders will have the right, subject to proration, to elect to receive cash or Capital One common stock, in either case having a value equal to $11.25 plus the value at closing of .2216 Capital One shares. Based on the price of Capital One shares at the close of business on Friday, March 10, 2006, the transaction is valued at $31.18 per North Fork share. The actual value on consummation of the acquisition will depend on Capital One’s share price at that time. The total transaction value of approximately $14.6 billion includes $5.2 billion in cash. This cash consideration will be financed through a combination of internal resources and market financings, potentially including a hybrid capital security.

The transaction is subject to shareholder approval from both companies in addition to regulatory approval. The transaction is expected to close in the fourth quarter of 2006. Additionally, Capital One said it expects to repurchase approximately $3 billion of its shares of common stock in the open market following the consummation of the transaction. The company expects approximately half of such repurchase program would occur during the last six months of 2007 and half during the first six months of 2008. The timing and nature of these repurchases will depend on market conditions and applicable securities laws. Capital One expects to maintain its current dividend policy subject to review by its Board of Directors.

Capital One expects the transaction to achieve cost savings and other synergies of $275 million, pretax, fully phased in by 2008, and to be mildly accretive beginning in 2008. Capital One affirmed its earnings per share guidance for 2006 to be between $7.40 and $7.80 per share (fully diluted), excluding the impact of this transaction.

J.P. Morgan Securities, Inc and Citigroup Corporate and Investment Banking acted as financial advisers to Capital One and Cleary Gottlieb Steen & Hamilton LLP acted as its legal counsel. Sandler

O’Neill, LP and Keefe, Bruyette & Woods, Inc. acted as financial advisers to North Fork and Wachtell, Lipton, Rosen & Katz acted as its legal counsel.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Capital One and North Fork caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Capital One’s and North Fork’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Capital One and North Fork disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information About this Transaction

In connection with the proposed merger, Capital One will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Capital One and North Fork that also constitutes a prospectus of Capital One. Capital One and North Fork will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Capital One and North Fork with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the heading “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing North Fork’s website at www.northforkbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

This release does not constitute an offer of securities for sale.

Participants in this Transaction

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One’s executive officers and directors in Capital One’s definitive proxy statement filed with the SEC on

March 21, 2005. You can find information about North Fork’s executive officers and directors in their definitive proxy statement filed with the SEC on March 30, 2005. You can obtain free copies of these documents from the Capital One or North Fork using the contact information above.

Capital One Hosts Analyst Conference Call

Capital One’s webcast of the analyst conference call is scheduled for Monday, 13 March at 8:30 am EST. The webcast will be accessible on the company’s home page (http://www.capitalone.com). Choose “Investors” on the bottom left corner of the home page to access the webcast and view and download the press release, slides, and other financial information.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., and Hibernia National Bank (www.hibernia.com), offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $47.9 billion in deposits and $105.5 billion in managed loans outstanding as of December 31, 2005. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

About North Fork

North Fork is a regional bank holding company headquartered in New York with approximately $58 billion in assets conducting commercial and retail banking from branch locations in the Tri-State area with a complementary national mortgage banking business.

Capital One Contacts:

Investors: Mike Rowen, 703-720-2455

Media: Tatiana Stead, 703-720-2352; Julie Rakes, 804-284-5800

North Fork Contacts:

Investors: Daniel M. Healy, 631-531-2058

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